Exhibit 10.26
BROOKE CAPITAL CORPORATION
2007 BROOKE CAPITAL CORPORATION EQUITY INCENTIVE PLAN
RESTRICTED SHARES AGREEMENT
     This Restricted Shares Agreement (“Agreement”) is entered into by and between BROOKE CAPITAL CORPORATION, a Kansas corporation (the “Company”), and the recipient named below (the “Recipient”).
     WHEREAS, in accordance with the Company’s 2007 BROOKE CAPITAL CORPORATION EQUITY INCENTIVE PLAN (the “Plan”), the Recipient has been selected by the Compensation Committee under the Plan (the “Committee”) to receive the following award under the Plan of Restricted Shares, defined in the Plan to mean shares of the Company’s Common Stock issued to a recipient thereunder subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance:
Date of Grant of Restricted Shares: August 15, 2007
Number of Restricted Shares awarded: 10,000
Vesting Schedule (Manner in which restrictions on Restricted Shares lapse):
The Restricted Shares shall vest in one-third annual increments beginning on the first anniversary of the Date of Grant specified above, meaning that one-third of the number of Restricted Shares specified above (rounded down to the nearest whole number) shall vest (no longer be subject to forfeiture and the restrictions set forth in Exhibit 1 hereto) on August 15 of each of 2008, 2009, and 2010, subject to the terms of Exhibit 1 attached hereto and by this reference incorporated herein. The foregoing notwithstanding, the Restricted Shares shall vest immediately upon (i) the sale of all or substantially all of the assets of the Company or (ii) the sale by Brooke Corporation of all of its Company Common Stock; and
     WHEREAS, the Recipient recognizes Awards made under the Plan are subject to certain conditions, restrictions and risk of forfeiture;
     NOW, THEREFORE, in consideration of the foregoing, the premises and the mutual covenants and agreements set forth herein, the parties hereby agree to the terms and conditions of the Plan, as the same may be amended from time to time, and the terms, conditions and mutual covenants as set forth in Exhibit 1 attached hereto and made a part hereof in connection with the award of Restricted Shares set forth above.
     The parties hereto have executed this Agreement effective as of the Date of Grant.

RECIPIENT:	BROOKE CAPITAL CORPORATION

WILLIAM R. MORTON, JR.

(Signature of Recipient)

William R. Morton, Jr.	By:	ROBERT D. ORR

(Printed or Typed Name of Recipient)		Robert D. Orr, President

###-##-####

(Social Security Number)

BROOKE CAPITAL CORPORATION
2007 BROOKE CAPITAL CORPORATION EQUITY INCENTIVE PLAN
RESTRICTED SHARES AGREEMENT — EXHIBIT 1
I. RESTRICTED SHARES
     (A) Issuance of Shares; Delivery of Shares.
     (1) Restricted Shares (the “Shares”) issued under the Plan shall be held by the Company, or its transfer agent or other designee, and shall be subject to forfeiture by or delivery to the Recipient as set forth in this Exhibit 1 to the Agreement. Shares shall be considered to be held by the Company for purposes of Section I(E) until such time as the Shares vest in accordance with the terms of the vesting schedule set forth in the Agreement to which this Exhibit 1 applies. Defined terms in such Agreement shall also apply to this Exhibit 1.
     (2) Any Shares to be delivered to the Recipient by the Company in accordance with the terms of the Plan shall be delivered free of restrictions in certificate form, unless otherwise requested by the Recipient and approved by the Company.
     (B) Dividends and Voting Rights. During the time that the Company, or its transfer agent or other designee, continues to hold any Shares subject hereunder to forfeiture by (and delivery to) the Recipient, the Recipient shall be entitled to receive any dividends paid with respect to such Shares and to vote such Shares on any matters submitted by the Company to its shareholders.
     (C) Transfer Restrictions.
     (1) During the period that Shares issued under the Plan are held by the Company hereunder for delivery to the Recipient, such Shares and the rights and privileges conferred shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt, contrary to the terms hereof, to transfer, assign, pledge, hypothecate, or otherwise so dispose of such Shares or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment, or similar process upon such Shares or the rights and privileges hereby granted, then and in any such event this Agreement and the rights and privileges hereby granted shall, except as provided in Section II(K), immediately terminate. Immediately after such termination, the Recipient’s rights to delivery of such Shares shall forfeit and the Recipient hereby authorizes the Company and its stock transfer agent to cause the delivery, transfer and conveyance of such Shares to the Company.
     (2) If at any time counsel for the Company determines that qualification of the Shares under any state or federal securities law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the transfer of such Shares (including a sale, assignment, pledge, grant of a security interest in respect of, attachment, or disposal of the Shares in any manner, by operation of law or otherwise) or offer to transfer such Shares, the Recipient shall not transfer or offer to transfer such Shares, in whole or in part, and any such attempted transfer or offer to transfer will be void and of no effect, unless and until such qualification, consent, or approval shall have been effected or obtained free of any conditions such counsel deems unacceptable.
     (D) Legend. While any Shares are held by the Company or its transfer agent or other designee and subject to forfeiture by or delivery to the Recipient, such Shares shall be subject to, and any certificate or certificates representing such Shares shall contain, the following restrictive transfer legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE 2007 BROOKE CAPITAL CORPORATION EQUITY INCENTIVE PLAN OF BROOKE CAPITAL CORPORATION AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND BROOKE CAPITAL CORPORATION. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE WITH THE SECRETARY OF BROOKE CAPITAL CORPORATION.”
     (E) Forfeiture and Return of Shares. On the date the Recipient ceases for whatever reason to be either (i) an employee of the Company or one of its “subsidiary corporations,” as such term is defined in Section 424(f) of the Internal Revenue Code (an “Employee”) and is not immediately thereafter and continuously employed as a regular active Employee of the Company or another such subsidiary corporation of the Company or (ii) a director of the Company or any of its subsidiary corporations (“Last Day of Affiliation”), all Shares held on such Last Day of Affiliation by the Company, or its transfer agent or other designee, shall be forfeited by the Recipient and the Recipient hereby authorizes the Company and its stock transfer agent to cause the delivery, transfer and conveyance of such Shares to the Company. Thereafter, this Agreement shall terminate and the Company and the Recipient shall, except as provided in Section II(K), have no further rights or obligations hereunder.
     (F) Withholding Taxes.
     (1) Except with respect to those Shares for which an election under Section 83(b) of the Internal Revenue Code (“83(b) Election”) has been made by Recipient, on the date any federal, state, local or foreign taxes are required to be withheld by the Company or the Recipient’s employer in connection with Shares awarded pursuant to the Plan (except dividends paid with respect to the Shares), the Recipient shall make an irrevocable election to (a) pay to the Company in cash the amount of any such tax withholding obligations or (b) have the Company withhold a portion of such Shares to satisfy all or part of any such tax withholding obligations, with the value of each such withheld Share equal to the fair market value of Common Stock on the date the tax withholding is required to be made. The Recipient must make and deliver such irrevocable election to the Company in writing within five business days after the date the tax withholding obligations arise, or such shorter time period as the Company may require (the “Delivery Deadline”). Any such election to make a payment to the Company in the amount of the tax withholding obligations must include payment. If the election is not made on or before the Delivery Deadline or if the election to make a payment to the Company in the amount of all or part of the tax withholding obligations is timely made but does not include payment, the Company will withhold Shares to satisfy all of any such tax withholding obligations, with the value of each such withheld Share equal to the fair market value of Common Stock on the date the tax withholding is required to be made. If only whole Shares may be withheld to satisfy the tax withholding obligations, the Company will round up to the closest whole share necessary to completely satisfy the tax obligations. The dollar amount of any difference between the amount required to be withheld and the amount actually withheld will be credited as additional federal tax withholdings on the Recipient’s Form W-2 for the year in which the obligations arise. Notwithstanding the foregoing, the Company, in its sole discretion, may require the Recipient to pay to the Company in cash the amount of tax required to be withheld in lieu of permitting or causing the Company to withhold Shares to satisfy the tax withholding obligation, if the Company determines that withholding of Shares will result in the violation of any state or federal securities law by the Recipient or by the Company or any of its subsidiaries, or require the Recipient to disgorge any profits associated with an acquisition or disposition of Common Stock.
     (2) With respect to those Shares for which an 83(b) Election has been made by the Recipient, the Recipient shall pay to the Company the amount of any federal, state, local or foreign taxes required to be withheld by the Company or the Recipient’s employer as a result of making the 83(b) Election promptly after such election has been made.

     (3) On the date any federal, state, local or foreign taxes are required to be withheld by the Company or the Recipient’s employer in connection with dividends paid with respect to any Shares that have not been delivered to the Recipient pursuant to Section I(A)and with respect to which an 83(b) Election has not been made, the Company shall withhold the amount of such tax obligations from such dividend payment or instruct the Recipient’s employer to withhold such amount from the Recipient’s next payment(s) of wages. The Recipient authorizes the Company to so instruct the Recipient’s employer and authorizes the Recipient’s employer to make such withholdings from payment(s) of wages if the Company does not withhold the tax obligations from the dividend payments.
II. MISCELLANEOUS
     (A) No Employment Contract. This Agreement does not confer on the Recipient any right to continued employment for any period of time, is not an employment contract, shall not interfere with or restrict in any manner the rights of the Company or any of its subsidiary corporations, which are hereby exclusively reserved, to discharge the Recipient at any time for any reason whatsoever with or without cause, and shall not in any manner modify any effective contract of employment between the Recipient and the Company or any subsidiary corporation of the Company.
     (B) No Right to Future Awards. The parties acknowledge that this Agreement does not confer on the Recipient any right or guarantee to future awards under the Plan. The Committee shall retain full authority and discretion to make determinations regarding eligibility for awards under the Plan, including the types, sizes, terms and conditions of awards granted under the Plan. The Company expressly reserves the right to change, modify or amend the terms and conditions of any future awards of grants under the Plan.
     (C) Adjustment of Shares. In the event that the outstanding shares of the Company’s Common Stock subject to the award of Restricted Shares are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the Board of Directors of the Company shall make an appropriate and equitable adjustment in the number and kind of shares of such Common Stock as to which the award of Restricted Shares, or portions thereof then held by the Company in accordance with this Agreement (i.e., Shares not yet delivered), shall be subject, to the end that after such event the Recipient’s proportionate interest shall be maintained as close as possible to the Recipient’s interest before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon the Recipient, the Company and all other interested persons.
     (D) Merger, Consolidation, Reorganization, Liquidation, etc. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors shall, acting in its absolute and sole discretion, make such arrangements, which shall be binding upon the Recipient of Shares not yet delivered, for the substitution of a new award or other contractual rights with regard to this award.
     (E) Interpretation and Regulations. The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers in the Plan specifically reserved to the Board of Directors of the Company and subject to any other provisions of the Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the shareholders of the Company, the Board of Directors, the Recipient and any persons having any interest in any awards which may be granted under the Plan. The Committee shall have the sole power to determine, solely for purposes of the Plan and this Agreement, the date of and circumstances which shall constitute a cessation or termination of employment and further to determine, solely for purposes of the Plan and this Agreement, what constitutes continuous employment with respect to the delivery of Shares under the Plan (except that absence on leave approved by the Committee or transfers of continuous employment among the subsidiary corporations of the Company shall not be considered an interruption of continuous employment for any purpose under the Plan).
     (F) Waiver. The failure of the Company to enforce at any time any terms, covenants or conditions of this Agreement shall not be construed to be a waiver of such terms, covenants or conditions or of any other provision. Any waiver or modification of the terms, covenants or conditions of this Agreement shall only be effective if reduced to writing and signed by both Recipient and an officer of the Company.
     (G) Notices. Any notice to be given to the Company or election to be made under the terms of this Agreement shall be addressed to the Company (Attention: Human Resources Department) at 10950 Grandview Drive, Suite 600, Overland Park, KS 66210, or at such other address as the Company may hereafter designate in writing to the Recipient. Any notice to be given to the Recipient shall be addressed to the Recipient at the last-known residence address of the Recipient contained in the Recipient’s personnel file or at such other address as the Recipient may hereafter designate in writing to the Company. Any such notice shall be deemed to have been duly given when delivered by hand delivery (to the Human Resources Department, if delivered by the Recipient, and to the Recipient, if delivered by the Company) or deposited in the United States mails via regular or certified mail, addressed as aforesaid, postage prepaid.
     (H) Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Kansas without reference to principles of conflicts of laws.
     (I) Headings. The section headings herein are for convenience only and shall not be considered in construing this Agreement.
     (J) Amendment. No amendment, supplement, or waiver to this Agreement is valid or binding unless in writing and signed by both parties.
     (K) Survival. Sections I(C), I(E), I(F), II(A), II(B), II(E), II(F), II(G), II(H), and II(J) and this Section II(K) shall survive any termination of this Agreement and shall be applicable to any Shares delivered to the Recipient pursuant to the terms of the Plan.
     (L) Execution of Agreement. This Agreement shall not be enforceable by either party, and Recipient shall have no rights with respect to the Shares, unless and until (1) this Agreement is signed by Recipient and on behalf of the Company by an officer of the Company, provided that the signature by such officer of the Company on behalf of the Company may be a facsimile or stamped signature, and (2) returned to the Company.

5